EXHIBIT T3A-1

                            CERTIFICATE OF CONVERSION
                FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
                     PURSUANT TO SECTION 266 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE



1. The name of the corporation is NextWave Wireless Inc.

2. The date on which the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware is June 3, 1996.

3. The name of the limited liability company into which the corporation is herein being converted is NextWave Wireless LLC.

4. The conversion has been approved in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

Dated this 29th day of December 2004.

                                                By: /s/ Frank A. Cassou
                                                    ----------------------------
                                                    Frank A. Cassou
                                                    Its Vice President